                                                                    EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated August 8, 2000 relating to the consolidated financial statements and financial statement schedule, which appear in Cisco Systems, Inc.'s Annual Report on Form 10-K for the year ended July 29, 2000.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

San Jose, California
October 12, 2000